UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2005, our indirect wholly-owned subsidiaries, Apple Six Hospitality Ownership, Inc. and Apple Six Hospitality Texas, L.P., closed on the purchase of five hotels. The sellers are related to each other, but have no material relationship to us or our subsidiaries, other than through the remaining purchase contracts, as discussed after the table below.

The table below describes the five hotels involved:

Hotel Description

Hotel	Franchise (a)	Seller	Purchaser	Number of Rooms	Purchase Price
Arlington, Texas	TownePlace Suites by Marriott	TPSA Hotel Property, Ltd.	Apple Six Hospitality Texas, L.P.	95	$7,148,000
Arlington, Texas	SpringHill Suites by Marriott	WIV Hotel Property, Ltd.	Apple Six Hospitality Texas, L.P.	122	7,486,000
Las Colinas, Texas	TownePlace Suites by Marriott	LCTP Hotel Property, Ltd.	Apple Six Hospitality Texas, L.P.	136	7,178,000
Tempe, Arizona	SpringHill Suites by Marriott	TemField Hotel Property, L.P.	Apple Six Hospitality Ownership, Inc.	121	8,060,000
Tempe, Arizona	TownePlace Suites by Marriott	TATP Hotel Property, L.P.	Apple Six Hospitality Ownership, Inc.	119	8,128,000

TOTAL				593	$38,000,000

Note for Hotel Description:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The purchase price under each purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the five hotels and the two outstanding purchase contracts is set forth in our Form 8-K dated June 21, 2005 and filed with the Securities and Exchange Commission on June 27, 2005, which is incorporated herein by reference. Closings under the two remaining purchase contracts have not occurred and there can be no assurance as of the date of this report that any such closings will occur.

Item 9.01. Financial Statements and Exhibits

a. Financial Statements of Business Acquired

(Financial statements will be filed as necessary by amendment within the required time period).

b. Pro Forma Financial Information

(Pro forma information will be filed as necessary by amendment within the required time period).

c. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

July 05, 2005